UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 23, 2014

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, zip code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 23, 2014, Parviz Ghaffaripour's employment with Exar Corporation (the “Company”) as Senior Vice President and General Manager, Component Products was terminated. In connection with his termination, Mr. Ghaffaripour entered into a Separation and Release Agreement with the Company (the “Agreement”). The Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Under the Agreement, Mr. Ghaffaripour will be entitled to receive a severance payment of $150,000, payable in a lump sum, and payment by the Company of his COBRA premiums for six months following his termination. The Agreement also includes a release by Mr. Ghaffaripour of claims against the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation and Release Agreement, dated as of November 23, 2014, by and between the Company and Parviz Ghaffaripour.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAR CORPORATION
(Registrant)

Date: November 28, 2014	/s/ Ryan A. Benton
Ryan A. Benton
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description
10.1	Separation and Release Agreement, dated as of November 23, 2014, by and between the Company and Parviz Ghaffaripour